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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                             Marvin B. Seidman, CPA
                           Certified Public Accountant
                               8501 SW 29th Street
                              Miami, Florida 33155
                                 (305) 221-8271

         June 27, 2002

         Coi Solutions, Inc.
         6365 N.W. 6th Way
         Fort Lauderdale, Florida 33065
         Attention: G. Naipaul-Denton, President

         As a certified public accountant, I hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated May 8, 2002 included in COI Solution's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, and to all references to my Firm included in this registration statement.

         Sincerely,

         /s/ Marvin B. Seidman
         ---------------------
         Marvin B. Seidman, CPA